UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2005

Alliance Pharmaceutical Corp.
(Exact name of registrant as specified in its charter)

New York	0-12950	14-1644018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4660 La Jolla Village Drive, Suite 825	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 410-5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On September 7, 2005, Alliance Pharmaceutical Corp. (“Alliance”) and/or its wholly-owned subsidiary Astral, Inc. (“Astral”) entered into the following definitive agreements related to the transfer of certain assets and the assumption of certain liabilities of Astral to and by Astral Therapeutics, Inc., a newly formed entity to be renamed MultiCell Immunotherapeutics, Inc. (“Transferee”): (i) Asset Contribution Agreement by and among Alliance, Astral, MultiCell Technologies, Inc. (“MultiCell”) and Transferee, (ii) Voting Agreement by and among Alliance, MultiCell and Transferee, (iii) Investor Rights Agreement by and among Alliance, MultiCell and Transferee, and (iv) IP Agreement and Release by and among MultiCell, Astral and Mixture Sciences, Inc.

        Pursuant to the Asset Contribution Agreement, Alliance and/or Astral has agreed to transfer to Transferee substantially all of the assets and business of Astral. The terms of the disposition of these assets are more fully described in Item 2.01 below. Pursuant to the Voting Agreement, the parties have agreed to vote their shares of Transferee capital stock so as to elect three directors of Transferee who shall initially be: (i) W. Gerald Newmin, MultiCell’s Chief Executive Officer, (ii) Stephen Chang, MultiCell’s President, and (iii) Duane Roth, Alliance’s Chief Executive Officer. Pursuant to the Investor Rights Agreement, each of Alliance and MultiCell has the right to maintain its respective pro rata ownership percentage in future financings of Transferee.

        In addition, Astral entered into an IP Agreement and Release (the “IP Agreement”) with Mixture Sciences, Inc. (“Mixture”) and MultiCell. Pursuant to the IP Agreement, Mixture assigned to Transferee certain intellectual property related to the Astral business previously assigned by Astral to Mixture. In consideration, MultiCell (i) paid $100,000 to Mixture, and (ii) issued to Mixture a warrant to purchase up to 400,000 shares of MultiCell’s common stock in satisfaction of all obligations and liabilities of Astral and/or Alliance to Mixture.

        A news release announcing the transaction is attached hereto as exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

        On September 7, 2005, Alliance and its wholly-owned subsidiary, Astral, transferred substantially all of the assets of Astral and the business of Astral, including, without limitation, the equipment and intellectual property rights primarily related to the business of Astral, to Transferee, a newly created entity formed solely for this purpose, in exchange for 490,000 shares of Transferee common stock (the “Asset Transfer”). In addition, Transferee assumed certain liabilities and/or obligations of Alliance and Astral related to the business of Astral. In connection with the Asset Transfer, MultiCell guaranteed the repayment and/or performance of the assumed liabilities and/or obligations by Transferee. In return, MultiCell received 510,000 shares of Transferee common stock.

        In addition, Transferee is obligated to sell and issue to MultiCell an additional 500,000 shares of Transferee’s Series A Preferred Stock for aggregate consideration of $2,000,000. After the sale and issuance of this Series A Preferred Stock to MultiCell is complete, Alliance will own approximately thirty-three percent (33%) of the outstanding capital stock of Transferee and MultiCell will own approximately sixty-seven percent (67%) of the outstanding capital stock of Transferee.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

2.1	Asset Contribution Agreement dated September 7, 2005 by and among Alliance Pharmaceutical Corp., MultiCell Technologies, Inc., Astral, Inc. and Astral Therapeutics, Inc.

99.1	News Release issued by Alliance Pharmaceutical Corp. on September 7, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP.

Date: September 8, 2005	/s/ Duane J. Roth
Duane J. Roth, Chief Executive Officer

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